Exhibit 10.36

AMENDMENT TO

RECEIVABLES SALE AGREEMENT

This AMENDMENT TO RECEIVABLES SALE AGREEMENT dated as of December 31, 2012 (this “Amendment”), is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”) and SIRVA GLOBAL RELOCATION, INC. (“SIRVA Global”), as Servicers and Originators, and WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT DIVISION, as Agent (in such capacity, the “Agent”) and as the sole Purchaser.

RECITALS

A. The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Receivables Sale Agreement, dated as of September 30, 2008, as amended as of January 30, 2009, May 31, 2009, December 23, 2009, March 17, 2011 and September 28, 2012 (the “Receivables Sale Agreement”).

B. The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2. Amendments to Receivables Sale Agreement.

(a) Section 1.8 of the Receivables Sale Agreement is hereby amended by adding at the end thereof the following new subsection (i):

“(i) Notwithstanding the terms of Section 1.8(b), (c) and (d) and in lieu of the procedures set forth therein, with the approval of the Agent (which approval may be revoked at any time at the Agent’s sole discretion),

(A) on each Business Day other than a Weekly Settlement Date, the Seller may withdraw from the Collection Account up to all Available Funds, provided that the Seller shall immediately pay to the Agent 10% of such amount, to be applied to reduce the Purchasers’ Investments, and

(B) on each Weekly Settlement Date, (1) the Seller shall pay to the Agent all accrued Discount and fees then due to the Agent and the Purchasers, (2) if the Aggregate Investment then exceeds the Adjusted Net Receivables Balance, the Seller shall pay such excess to the Agent, to be applied to reduce the Purchasers’ Investments, and (3) if the Adjusted Net Receivables Balance then exceeds the Aggregate Investment, the Seller may request a funding by the Purchasers of an Incremental Purchase of up to such excess pursuant to Section 1.1(c).”

(b) Article I of the Receivables Sale Agreement is hereby amended by adding thereto the following Section 1.12:

“Section 1.12. Notice of Non-Extension of Scheduled Termination Date. If no Termination Event or Potential Termination then exists, each Purchaser agrees to deliver a written notice to the Seller at least 180 days prior to the Scheduled Termination Date if such Purchaser then does not expect to agree to an extension of the Scheduled Termination Date. The failure of such Purchaser to give such notice, however, shall not result in an automatic extension of the Scheduled Termination Date or give rise to any liability on the part of such Purchaser or any rights of the Seller against such Purchaser.”

(c) Section 3.3 of the Receivables Sale Agreement is hereby amended by adding the following sentences at the end thereof:

“The Master Servicer shall identify and report to the Agent in a form satisfactory to the Agent all Unbilled Miscellaneous Receivables no later than 20 days after the end of each month. The Master Servicer shall complete modifications to its reporting system to enable it to report Unbilled Miscellaneous Receivables in its Daily Reports, Weekly Reports and Two Week Reports no later than March 31, 2013.”

(d) Clause (ii) of the last sentence of Sections 5.1(e), 5.2(e) and 5.3(e) of the Receivables Sale Agreement is hereby amended and restated as follows:

“(ii) thereafter, so long as no Termination Event exists, the Agent shall have four sets of audit and test verifications done in any calendar year.”

(e) Section 5.1(b) of the Receivables Sale Agreement is hereby amended to add thereto the following clause (vi):

“(vi) Sales of Relocation Receivables under other Facilities. Any sale by the Seller of other receivables relating to relocation services under any facility other than this Agreement.”

(f) The following definitions as set forth in Schedule I to the Receivables Sale Agreement are hereby amended and restated in their respective entireties as follows:

“Net Receivables Balance” means at any time (a) the Eligible Receivables Balance minus (b) the sum of the following amounts, as determined without duplication as of the most recent Measurement Date, (i) the portion of the Eligible Receivable Balance in excess of the Concentration Limit for each Employer, (ii) the Unbilled Miscellaneous Receivable Excess Concentration, (iii) the Canadian Receivable Excess Concentration, (iv) the Winddown Receivable Excess Concentration, (v) the Equity Advance Excess Concentration, (vi) to the extent not included in the Equity

Receivable Excess Concentration, the Fixed Fee Equity Advance Excess Concentration, (vii) all unapplied Advance Employer Payments and (viii) the aggregate amount of accrued client rebate obligations of the Originators to Employers; it being understood that to the extent any of the items being deducted under clause (b) may include Longer Aged Equity/Mortgage Receivables or Aged Equity/Mortgage Receivables, such Longer Aged Equity/Mortgage Receivables and Aged Equity/Mortgage Receivables shall be included in such deducted items.

“Scheduled Termination Date” means December 31, 2015.

“Unbilled Miscellaneous Receivable Excess Concentration” means at any time greater of (a)(i) the aggregate outstanding principal balance of all Unbilled Miscellaneous Receivables included in the Eligible Receivables minus (ii) 45% of the Eligible Receivables Balance and (b)(i) the aggregate outstanding principal balance of all Unbilled Miscellaneous Receivables included in the Eligible Receivables, minus (ii) $30,000,000.

(g) The definition of “Eligible Receivable” in Schedule I to the Receivables Sale Agreement is hereby amended by renumbering existing clause (xviii) as clause (xxi) and by inserting the following new clauses (xviii), (xix) and (xx):

“(xviii) such Receivable is not a fee due directly from a broker for the sale of an Origination Home;

(xix) such Receivable is not a Fixed Fee Equity Receivable of an Employer that was converted to a Billed Receivable with respect to an Origination Home that has not been resold. The Adjusted Net Receivables balance for Aged Equity/Mortgage Receivables shall continue to apply with respect to any Billed Receivable that was converted from a Fixed Fee Equity Receivable except that the Outside Date for the converted Billed Receivable shall be the earlier of: (i) the Outside Date for original Fixed Fee Equity Receivable; or, (ii) the Outside Date for a Billed Receivable;

(xx) such Receivable is not a Receivable that was originally an Unbilled Miscellaneous Receivable that failed to be billed to the related Employer within 45 days following the date of payment by the related Originator of the item that gave rise to the Receivable; and”

(h) The following definitions are hereby added to Schedule I to the Receivables Sale Agreement in their respective alphabetical positions:

“Equity Advance Excess Concentration” means at any time the greater of (a)(i) the aggregate outstanding principal balance of all Equity Advances included in the Eligible Receivables minus (ii) 25% of the Eligible Receivables Balance and (b)(i) the aggregate outstanding principal balance of all Equity Advances included in the Eligible Receivables minus (ii) $20,000,000.

“Fixed Fee Equity Advance Excess Concentration” means at any time the greater of (a)(i) the aggregate outstanding principal balance of all Fixed Fee Equity Advances included in the Eligible Receivables minus (ii) 10% of the Eligible Receivables Balance and (b)(i) the aggregate outstanding principal balance of all Fixed Fee Equity Advances included in the Eligible Receivables minus (ii) $8,000,000.

“Fixed Fee Equity Advance” means a Receivable in respect of an Equity Advance arising under a fixed fee program of the applicable Originator under a Relocation Services Agreement.

3. Representations and Warranties. With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i) Representations and Warranties. The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date).

(ii) Enforceability. The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer. This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii) No Potential Termination Event. No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

4. Acknowledgment by Originators. Each of SIRVA Relo and SIRVA Global, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Section 2 hereof.

5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents. After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

6. Effectiveness. This Amendment shall become effective as of December 31, 2012 (the “Amendment Effective Date”), provided that the Agent shall have received no later than December 31, 2012 counterparts of this Amendment (whether by facsimile, email transmission or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Purchasers and consented to by Parent.

7. Headings; Counterparts. Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

8. Cumulative Rights and Severability. All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ Douglas V. Gathany
Title:	President

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ Douglas V. Gathany
Title:	Treasurer

SIRVA GLOBAL RELOCATION, INC., as a Servicer

By:	/s/ Douglas V. Gathany
Title:	Treasurer

S-1	Amendment to Receivables Sale Agreement

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ Douglas V. Gathany
Title:	Treasurer

SIRVA GLOBAL RELOCATION, INC., as an Originator

By:	/s/ Douglas V. Gathany
Title:	Treasurer

S-2	Amendment to Receivables Sale Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT DIVISION, as Agent and sole Purchaser

By:
Title:	Vice President

S-3	Amendment to Receivables Sale Agreement

ACKNOWLEDGEMENT AND CONSENT

Reference is made to the Guaranty dated as of September 30, 2008, executed by the undersigned in favor of SIRVA Relocation Credit, LLC (the “Guaranty”). The undersigned (i) consents and agrees to the foregoing Amendment, (ii) confirms that references in the Guaranty to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirms that the Guaranty is in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement and Consent as of the date first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Douglas V. Gathany
Title:	Senior Vice President - Treasurer